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                                                                     EXHIBIT 4.2


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT




      AMENDMENT, dated as of March 25, 1997, to the Rights Agreement, dated August 27, 1996 (the "Rights Agreement"), between ECC International Corp., a Delaware corporation (the "Company"), and Mellon Bank, N.A., as Rights Agent (the "Rights Agent").

      WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

      WHEREAS, the Company has determined that it is desirable to increase the threshold of Beneficial Ownership (as defined in the Rights Agreement) in the definition of "Acquiring Person" from 22.5% to 30%;

      NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and pursuant to Section 27 of the Rights Agreement, the parties hereby agree as follows:

      1. The Company and the Rights Agent hereby amend Section 1(a) of the Rights Agreement such that the threshold percentage of 22.5% appearing three times in Section 1(a) shall be changed to read 30% in each instance.

      2. The Company and the Rights Agent hereby amend Section 3(a) of the Rights Agreement such that the threshold percentage of 22.5% appearing once in
Section 3(a) shall be changed to read 30%.

      3. The Company and the Rights Agent hereby amend Section 11(a)(ii) of the Rights Agreement such that the threshold percentage of 22.5% appearing once in
Section 11(a)(ii) shall be changed to read 30%.

      4. The Company and the Rights Agent hereby amend Section 27 of the Rights Agreement such that the threshold percentage of 22.5% appearing once in Section 27 shall be changed to read 30%.

      5. The Rights Agreement, as amended above, is hereby ratified and confirmed in all respects.




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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ATTEST:                                      ECC INTERNATIONAL CORP.



By: /s/ Audrey E. Upton                      By: /s/ George W. Murphy
    ----------------------------                --------------------------
                                             Title: President


ATTEST:                                      MELLON BANK, N.A.
                                             as Rights Agent



By:  /s/ Julie Roh                           By: /s/ Thomas A. Maupin
    ----------------------------                --------------------------
                                             Title: Vice President